                     KOLL REAL ESTATE GROUP, INC.
                        (CUSIP No. 500434 105)
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE ___, 1997

The undersigned hereby authorizes and appoints Messrs. Richard M. Ortwein and Raymond J. Pacini and each of them, as proxies with full power of substitution in each, to vote all shares of Class A Common Stock, par value $.05 per share, of Koll Real Estate Group, Inc. (the "Company") held of record on April 24,1997 by the undersigned at the Annual Meeting of Stockholders to be held at 9:30 a.m., Eastern Daylight Time, on June___, 1997, at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware, and at any adjournments or postponements thereof, on all matters that may properly come before said meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED (i) AS DIRECTED ON THE REVERSE SIDE, OR, IN THE ABSENCE OF SUCH DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 9; AND (ii) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

     PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF
                   AND RETURN IT IN THE ENCLOSED ENVELOPE.




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                          - FOLD AND DETACH HERE -

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                                                             Please mark
                                                             your votes as  /X/
                                                             indicated in
                                                             this example

____________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS SET FORTH
BELOW.


                                                          WITHHOLD   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
   FOR  AGAINST  ABSTAIN    FOR  AGAINST  ABSTAIN    FOR  AUTHORITY  NOMINEE, WRITE THE NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

1. / /    / /      / /   5. / /    / /      / /  8a. / /    / /      NOMINEES: Donald M. Koll, J. Thomas Talbot, Marco Vitulli, Ray
                                                                     Wirta, Phillip R. Burnaman II, James J. Gaffney, Robert J.
   FOR  AGAINST  ABSTAIN    FOR  AGAINST  ABSTAIN                    Gagalis, Thomas W. Sabin, Jr., P. John Wickser II and Paul M.
2. / /    / /      / /   6. / /    / /      / /                      Zeller.
                                                                     ______________________________________________________________
                                                          WITHHOLD
   FOR  AGAINST  ABSTAIN    FOR  AGAINST  ABSTAIN    FOR  AUTHORITY  NOMINEES: Mr. Gagalis - 1998; Messrs. Koll, Sabin and Wickser
3. / /    / /      / /   7. / /    / /      / /  8b. / /    / /      - 1999; Messrs. Wirta, Burnaman, Gaffney and Zeller - 2000.
                                                                     _______________________________________________________________
   FOR  AGAINST  ABSTAIN    FOR  AGAINST  ABSTAIN
4. / /    / /      / /   9. / /    / /      / /
                                                                              WITHHOLD
                                                                        FOR   AUTHORITY
                                                             __    8c.  / /      / /      NOMINEES: Messrs. Koll and Hegness - 1999;
                                                               |                          Messrs. Wirta nd Ellis - 2000.
                                                                   ________________________________________________________________
                                                                   A MAJORITY (OR IF ONLY ONE THEN THAT ONE) OF THE ABOVE PERSONS
                                                                   OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACTING AT THE
                                                                   MEETING SHALL HAVE THE POWERS CONFERRED HEREBY.

                                                                   EXECUTION OF THIS PROXY BY A STOCKHOLDER WILL REVOKE ANY AND
                                                                   ALL PRIOR PROXIES GIVEN BY SUCH STOCKHOLDER WITH RESPECT TO THE
                                                                   ANNUAL MEETING.


Signature(s)________________ Signature(s)_______________  Dated:_________,1997

Signature(s) of Stockholder(s) - please sign name exactly as imprinted (do not print). Please indicate any change of address.
NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign;
if shares are held jointly, EACH should sign.
______________________________________________________________________________
                         - FOLD AND DETACH HERE -

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE
                       PROPOSALS SET FORTH BELOW.

PROPOSAL 1 -- Approval and adoption of the Exchange Offer proposal which provides for the exchange by the Company of up to all 12% Senior Subordinated Pay-In-Kind Debentures Due March 15, 2002 ("Senior Debentures") and up to all 12% Subordinated Pay-In-Kind Debentures Due March 15, 2002 outstanding as of March 15, 1997 for shares of the Company's Common Stock equal to 90% of the Company's outstanding Common Stock, on a post-Capital Stock Combination and Reverse Stock Split basis (as described in Proposals 2 and 3).

PROPOSAL 2 -- Approval and adoption of the Capital Stock Combination Proposal which provides for the amendment of Articles Fourth, Fifth and Sixth of the Company's Restated Certificate of Incorporation (the "Restated Certificate"), subject to the completion of the Recapitalization, in order to provide for the combination of the Company's Class A Common Stock, Class B Common Stock and Series A Convertible Redeemable Preferred Stock ("Preferred Stock") into one class and series of stock to be designated "Common Stock," each outstanding share of Preferred Stock will be reclassified to be one and three quarter (1.75) shares of Common Stock and each outstanding share of Class A Common Stock will be reclassified to be one (1) share of Common Stock, and to provide for the elimination of the Board's authority to issue class or series of stock with preferences over the combined Common Stock (the "Capital Stock Combination").

PROPOSAL 3 -- Approval and adoption of the Reverse Split Proposal which provides for the amendment of Article Fifth of the Restated Certificate, subject to the completion of the Recapitalization, to provide for a one for one hundred (1:100) reverse stock split of each outstanding share of the Company's capital stock (the "Reverse Stock Split").

PROPOSAL 4 -- Approve and adopt the Authorized Capital Proposal which provides for the amendment of Article Fourth of the Restated Certificate, subject to the completion of the Recapitalization and the approval and implementation of both the Capital Stock Combination and the Reverse Stock Split, to reduce the authorized capital stock to 18 million shares of the combined Common Stock.

PROPOSAL 5 -- Approval and adoption of the Board Proposal which provides for the amendment of Articles Eighth and Thirteenth of the Company's Restated Certificate and Articles III and XI of the Company's Bylaws, subject to the completion of the Recapitalization, to: (i) delete the classified Board of Directors; (ii) increase the size of the Board of Directors from seven (7) to ten (10) members; (iii) delete the 80% supermajority vote requirement to change the number of directors by stockholder vote; (iv) delete the 80% supermajority vote requirement to remove any director for cause and permit directors to be removed with or without cause; and (v) delete the 80% supermajority vote requirement to amend any of the above described provisions contained in the Company's Restated Certificate or Bylaws.

PROPOSAL 6 -- Approval and adoption of the Special Meetings Proposal which provides for amendments to Articles Ninth and Thirteenth of the Company's Restated Certificate and Articles II and XI of the Company's Bylaws, subject to the completion of the Recapitalization, to: (i) delete the 80% supermajority vote requirements to amend or repeal any provisions of Article Ninth of the Company's Restated Certificate of Incorporation and Article II,
Section 3 of the Company's Bylaws regarding the power to call special meetings of the Company's stockholders; (ii) delete the provisions contained in Article Ninth of the Company's Restated Certificate of Incorporation and
Article II, Section 3 of the Company's Bylaws which provide that only the Board of Directors or the Company's Chief Executive Officer can call such special meetings; and (iii) permit the holders of capital stock of the Company representing at least ten percent (10%) of the outstanding shares of capital stock of the Company entitled to vote in the election of directors to call a special meeting of the Company's stockholders.

PROPOSAL 7 -- Approval and adoption of the Written Consent Proposal which provides for an amendment to Article Tenth of the Company's Restated Certificate, subject to the completion of the Recapitalization, to delete the provisions which currently prohibit stockholders from acting by written consent without a meeting, and which require an 80% supermajority vote to amend or repeal such provisions.

PROPOSAL 8(a) -- In the event the Recapitalization is completed, election of each director nominee described in the Board Election Proposal with terms expiring at the Annual Meeting in 1998:

NOMINEES: Donald M. Koll, J. Thomas Talbot, Marco Vitulli, Ray Wirta, Phillip
R. Burnaman II, James J. Gaffney, Robert J. Gagalis, Thomas W. Sabin, Jr., P. John Wickser II and Paul M. Zeller.

8(b) -- In the event the Recapitalization is completed, but the Board Proposal is not approved by the Stockholders, election of Mr. Gagalis to serve until the Annual Meeting of Stockholders in 1998, Messrs. Koll, Sabin and Wickser to serve until the Annual Meeting of Stockholders in 1999 and Messrs. Wirta, Gaffney, Burnaman and Zeller to serve until the Annual Meeting of Stockholders in 2000.

NOMINEES: Mr. Gagalis - 1998; Messrs. Koll, Sabin and Wickser - 1999; Messrs. Wirta, Burnaman, Gaffney and Zeller - 2000.

8(c) -- In the event the Recapitalization is not completed, election of Messrs. Koll and Hegness to serve until the Annual Meeting of Stockholders in 1999 and of Messrs. Wirta and Ellis to serve until the Annual Meeting of Stockholders in 2000.

NOMINEES: Messrs. Koll and Hegness - 1999; Messrs. Wirta and Ellis - 2000.

PROPOSAL 9 -- Approval and adoption of the Auditor Proposal which provides for the ratification and appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1997.